Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES ACQUIRES ENERGY AND UTILITY

CONSULTING FIRM

Tabors Caramanis & Associates Specializes in Growing Electricity Transmission Field; Acquisition Broadens CRA’s Energy Consulting Capabilities

BOSTON, November 15, 2004 — Charles River Associates Incorporated (NASDAQ: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today announced that it acquired Tabors Caramanis & Associates (TCA), a Cambridge, Massachusetts-based engineering and economics consulting firm specializing in policy development, business planning, productivity improvement, technical analysis, and project implementation in the energy and utility sectors.

Under the terms of the agreement, CRA acquired substantially all of the assets of the firm, comprising 15 billable consultants and current consulting projects, for a purchase price of $5.7 million, consisting of $4.7 million in cash at closing and $1.0 million in restricted shares of CRA stock.  Additional purchase consideration may be payable over the next two years if specific performance targets are met.  CRA expects the acquisition to be accretive.

“The acquisition of the TCA assets strengthens and expands our core competency in worldwide energy consulting, particularly in the electricity transmission segment,” said James C. Burrows, CRA’s President and Chief Executive Officer.  “With the ongoing restructuring of the electricity market in North America and overseas, CRA is focused on expanding its Energy & Environment practice by continuing to attract the industry’s top consulting talent.  Through the acquisition of the resources of TCA, we have added a number of the industry’s premier practitioners and now have greater flexibility to respond to the growing worldwide demand in this important market.”

Richard Tabors, founder and President of TCA, said “CRA is one of the most respected companies in the consulting industry and is recognized for its expertise across a broad spectrum of functional and vertical disciplines.  Its reputation for excellence is unmatched.  Our team is excited about the opportunity to contribute to the firm’s growing Energy & Environment practice and we look forward to helping CRA’s clients achieve their operational objectives.”

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines its expertise in economic and financial analysis, litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  In addition to its corporate headquarters in Boston and international offices in Brussels, Dubai, London, Melbourne, Mexico City, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley and Washington, D.C.

Statements in this press release concerning the expected benefits from CRA’s acquisition of Tabors Caramanis & Associates are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, difficulties in integrating TCA’s assets, difficulties in integrating TCA’s personnel into CRA’s existing operations, undisclosed or unanticipated expenses or liabilities associated with the acquisition, the potential loss of clients, the potential loss of key personnel, the difficulty of attracting and retaining qualified consultants, dependence on outside experts, intense competition, and professional liability.  Further information on factors that could affect CRA’s financial results is included in its most recent Form 10-Q filed on October 15, 2004 with the Securities and Exchange Commission.

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